SETTLEMENT AGREEMENT AND RELEASE


                  This Settlement Agreement and Release (the "Agreement") is between Epitope, Inc., an Oregon corporation ("Epitope"), Keith R. Andrew and Kevin S. Andrew as cotrustees under the Fred W. and Virginia S. Andrew 1990 Revocable Living Trust (collectively, the "Trustees"), Keith R. Andrew individually ("K. Andrew"), Fred L. Williamson ("Williamson, Sr."), Fred M. Williamson ("Williamson, Jr."), and Andrew and Williamson Sales, Co., a California corporation ("A&W") (collectively, the "Parties").

                                   BACKGROUND

                  Epitope acquired all of the outstanding capital stock of A&W on December 12, 1996 (the "Acquisition Date"), from Fred W. Andrew ("F. Andrew"), K. Andrew, Williamson, Sr., and Williamson, Jr. (collectively with the Trustees, the "Former Owners"), pursuant to an Acquisition and Merger Agreement among Epitope, Thamscoe, Inc., A&W, F. Andrew, K. Andrew, Williamson, Sr., and Williamson, Jr., dated November 6, 1996 (the "Acquisition Agreement"). As part of the acquisition, the number of outstanding shares of A&W common stock was reduced from 20,000 to 100 (the "A&W Shares"). Following the acquisition, Epitope made a $2.2 million subordinated loan to A&W (the "First Loan") and a subsequent $3.5 million loan to A&W (the "Second Loan").

                  On February 28, 1997, Agritope, Inc., purchased A&W's membership interest in Superior Tomato Associates, L.L.C., a Delaware limited liability company ("STA"), for $25,032, representing A&W's investment in STA and its share of losses through the purchase date, and assumed all ongoing obligations of such membership. Agritope, Inc., an Oregon corporation, is a wholly-owned subsidiary of Epitope.

                  Epitope has filed a complaint against F. Andrew, K. Andrew, Williamson, Sr., and Williamson, Jr. in the United States District Court for the District of Oregon, Civil No. CV 97-506 (the "Complaint"), seeking damages and rescission of the A&W acquisition. The Former Owners have not yet answered the complaint, but dispute the allegations made by Epitope and do not admit any wrongdoing.

                  The Parties have sought to settle their differences without litigation. Therefore, the Parties enter into this Agreement in consideration of the mutual promises contained herein.

                                    AGREEMENT

                  The Parties therefore agree as follows:

                  1. Rescission of Stock Acquisition. At Closing, as defined below, subject to the terms and conditions of this Agreement, Epitope and the Former Owners shall mutually renounce and rescind Epitope's acquisition of A&W, including the issuance of



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520,000  shares  of  Epitope  common  stock  (the  "Epitope   Shares")  for  the
then-outstanding shares of A&W common stock. To effect the rescission, each of the Former Owners shall deliver to Epitope certificates for all Epitope Shares originally issued in his name, duly endorsed or accompanied by appropriate stock powers for transfer to Epitope. Epitope shall deliver the certificate for the A&W Shares, accompanied by stock powers transferring the outstanding A&W Shares as follows:

                  Former Owner                                          Shares
                  ------------                                          ------

                  Trustees, for the Trust, as defined below               40
                  K. Andrew                                               10
                  Williamson, Jr.                                         10
                  Williamson, Sr.                                         40

                  2. Preferred Stock.

                  a. As soon as practicable after execution of this Agreement, Epitope, as sole shareholder of A&W, shall take all steps necessary to cause A&W's articles of incorporation to be amended to read as set forth in Exhibit A and to cause an officer's certificate to be filed establishing the rights and preferences of preferred stock as stated in Exhibit B, subject to approval by A&W's board of directors. As a result of the amendment and filing of the officer's certificate, A&W shall have the ability to issue two series of preferred stock having the rights and preferences stated in Exhibits A and B.

                  b. At Closing, as defined below, A&W shall issue 100 shares of Class A preferred stock to Epitope (the "Class A Preferred Shares"), having a redemption value equal to the First Loan amount. A&W shall redeem the Class A Preferred Shares beginning no later than three years after the Closing Date, as defined below, by payment of the redemption value as required by Exhibit A. The holders of the Class A Preferred Shares shall have the right to receive a dividend equal to 33.3 percent of any dividends paid by A&W to holders of A&W Common Stock, shall have a liquidation preference equal to the redemption value, and shall have no voting rights, except as required by law.

                  c. At Closing, A&W shall issue 100 shares of Class B preferred stock to Epitope (the "Class B Preferred Shares"), having a redemption value for the first five years after the Closing Date equal to 80 percent of the Second Loan amount and thereafter equal to 90 percent of the Second Loan amount. The Class B Preferred Shares shall be subject to redemption, at the option of A&W, upon the terms set forth in Exhibit A. The holders of the Class B Preferred Shares shall have the right to receive a dividend equal to 66.7 percent of any dividends paid by A&W to holders of A&W Common Stock, shall have a liquidation preference equal to the Second Loan amount, and shall have no voting rights, except as required by law.

                  3. WFB Guaranty.




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                  a.  Epitope's  guaranty of the operating  credit  facility and term loan (the "WFB Loan Facility") from Wells Fargo Bank, National Association ("WFB") shall remain in effect after Closing, subject to the terms and conditions of this Agreement. If required by a new lender (the "Replacement Facility Lender") providing any single new working capital credit facility to A&W to replace the WFB Loan Facility (the "Replacement Loan Facility"), Epitope shall guarantee the Replacement Loan Facility, provided (a) that the Replacement Loan Facility and guaranty have substantially the same terms and conditions as the WFB Loan Facility and guaranty and (b) the replacement occurs on or prior to November 1, 1998. Epitope may terminate the WFB guaranty or any replacement guaranty as to any advances after the date hereof if A&W fails to comply with its obligations under the loan documents or if A&W has not procured a new working capital credit facility (without Epitope's guaranty) to replace the then current working capital credit facility by November 1, 1998.

                  b. K. Andrew, Williamson, Jr., and any transferee of either of their A&W Shares (together, the "Individual Guarantors") shall each guarantee the entire amount of the WFB Loan Facility and any Replacement Loan Facility, using the standard guaranty forms of WFB and the Replacement Facility Lender, respectively. No Individual Guarantor shall terminate his guaranty so long as Epitope's guaranty remains in effect. As between the Individual Guarantors and Epitope, Epitope shall have the right of full recourse (and immediate reimbursement) against the Individual Guarantors, jointly and severally, for any amounts paid by Epitope under its guaranty.

                  c. Williamson, Sr. shall also guarantee the entire amount of the WFB Loan Facility and any Replacement Loan Facility. Except as hereinafter provided, as between Williamson, Sr., the Individual Guarantors and Epitope, Epitope shall have the right of full recourse (and immediate reimbursement) against the Individual Guarantors and Williamson, Sr., jointly and severally, for any amounts paid by Epitope under its guaranty.

                  Notwithstanding the above, Williamson, Sr.'s guaranty shall provide that he will be unconditionally released from his guaranty if and when
(1) he is no longer a shareholder of A&W or (2) Epitope's guaranty no longer remains in effect; at which time Williamson, Sr. shall have no further obligations of any kind whatsoever under his guaranty.

                  4. Releases.

                  a. "Epitope Parties" means Epitope, its subsidiaries (other than A&W and its subsidiaries), and the directors, officers, agents, employees, accountants, partners, successors, and assigns of Epitope and each of its subsidiaries (other than A&W and its subsidiaries).

                  b. "A&W Parties" means A&W, its subsidiaries, the Former Owners, and the respective directors, officers, agents, employees, accountants, partners, successors, and assigns of A&W, each of its subsidiaries, and each Former Owner.

                  c. Effective upon Closing, Epitope, on behalf of the Epitope Parties, hereby releases the A&W Parties from any and all claims, losses, liabilities, and causes of



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action,   whether  known  or  unknown  (other  than  those  created  under  this
Agreement), including all claims stated in the Complaint, arising from events occurring before Closing.

                  d. Effective upon Closing, A&W and each of the Former Owners, on behalf of the A&W Parties, hereby release the Epitope Parties from any and all claims, losses, liabilities, and causes of action, whether known or unknown (other than those created under this Agreement), arising from events occurring before Closing.

                  e. Each of the releasing parties shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides that:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each of the releasing parties waives any and all provisions, rights, and benefits conferred by any laws of any state or territory of the United States, or principles of common law, which are similar, comparable, or equivalent to
Section 1542 of the California Civil Code. The releasing parties may discover after Closing facts in addition to or different from those that they know or believe to be true with respect to the subject matter of the released claims but hereby stipulate and agree that as of Closing they each fully, finally, and forever settle and release any and all released claims, known or unknown, as described above.

                  5. Indemnification.

                  a. Tender. If any third party asserts a claim or institutes an action against Epitope and A&W and/or A&W's Former Owners, the parties shall first tender the third party claim to their insurance carriers. A&W shall not be obligated to indemnify or reimburse Epitope for any loss, liability, damage, cost, fees, or other expenses to the extent actually reimbursed by insurance. If the insurance carrier does not defend the third party claim, Epitope may at its option tender its defense to A&W and A&W will defend Epitope, along with itself, at its own expense. If Epitope elects to defend the third party claim (e.g., hires its own attorneys, etc.), then Epitope shall bear the cost of its defense subject to the terms of indemnification herein. A&W shall have no obligation to defend Epitope in actions where A&W and/or a Former Owner are not also named as party defendants.

                  b. Reservation of Right to Cross Claim. Epitope and A&W reserve the right to bring the other into any action where they are not named as a co-defendant. In such cases Epitope and A&W shall have reciprocal rights against each other including the right of cross and/or counter claim, notwithstanding the releases provided elsewhere in this Agreement.

                  c. Indemnity. A&W shall indemnify and hold harmless Epitope against judgments for damages awarded by a court of competent jurisdiction and damages payable



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under all  settlements  entered  into with  A&W's  consent  (which  shall not be unreasonably withheld), wherein A&W and Epitope are jointly and severally liable, and against reasonable attorney fees (up to a maximum of $125 per hour and only when no part of the fees is paid by insurance) incurred in defense of the relevant claim or action.

                  d. Notice. If any third party claim is brought or asserted against Epitope but not against A&W, and Epitope claims it is or will be entitled to indemnity by A&W, Epitope shall notify A&W in writing. Any failure to so notify A&W shall relieve A&W of any obligation to indemnify Epitope regarding that third party claim.

                  6. Closing.

                  a. Closing. The consummation of the transactions contemplated by this agreement (the "Closing") shall occur at a time and date mutually agreed upon by the Parties (the "Closing Date"), but in no event later than five business days after the conditions to Closing have been satisfied. Closing shall occur at such location, shall begin at such time, and shall be conducted in such manner, as may be agreed by the Parties.

                  b. Actions at Closing. At Closing, subject to satisfaction or waiver of all conditions precedent set forth in this Agreement:

                  (1) Epitope shall deliver the certificate for the A&W Shares and stock powers, as required by Section .

                  (2) Each Former Owner shall deliver to Epitope certificates for the Epitope Shares issued in his name, as required by Section .

                  (3) A&W shall issue the Class A Preferred Shares and the Class B Preferred Shares and deliver certificates for such shares to Epitope, as required by Section .

                  (4) K. Andrew and Williamson, Jr., shall each execute the guaranty of the WFB Loan Facility.

                  (5) A&W shall execute and deliver to Epitope such documents as are reasonably requested by Epitope to evidence the transfer of A&W's membership interest in STA to Agritope.

                  (6) Adolph J. Ferro, Ph.D., Gilbert N. Miller, Matthew G. Kramer, and Richard K. Bestwick, Ph.D., shall deliver to A&W written resignations of their positions as A&W directors and officers.

                  (7) The Parties shall each deliver the various other documents that are described elsewhere in this Agreement or reasonably requested by another Party at least three business days before Closing, and shall take any other



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         actions expressly required by this Agreement or reasonably requested by another Party at least three business days before Closing.

                  7. Representations and Warranties of Former Owners. Each Former Owner, as to Section , and each of Kevin S. Andrew, K. Andrew and Williamson, Jr., as to Sections and , represents and warrants to Epitope as follows:

                  a.  No  Conflict;   Title.   The  execution,   delivery,   and
performance of this Agreement by the Former Owner will not conflict with any undertaking, agreement, decree, order, or judgment by which he is bound. The Former Owner has good and marketable title to his Epitope Shares, free and clear of all liens (statutory or otherwise), security interests, pledges, or other encumbrances of any nature whatsoever, and has not assigned any interest in his Epitope Shares to any third party.

                  b. Investment Representations.

                  (1) Access to Information. On account of his involvement in the day-to-day business of A&W, the Former Owner has had access to such information regarding A&W as he deems relevant to a decision to enter this Agreement.

                  (2) Experience. The Former Owner has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in A&W common stock and has the ability to bear the economic risk of that investment.

                  (3) Investment Intent. The Former Owner is acquiring A&W common stock for the Former Owner's own account and not on behalf of any other person. The Former Owner is not acquiring A&W common stock with a view to distribution or with the intent to divide the Former Owner's participation with others by reselling or otherwise distributing A&W common stock, other than in a registered offering, or pursuant to the will of F. Andrew.

                  c. Nature of Shares. The Former Owner is aware that:

                  (1) No SEC or State Registration. A&W common stock will not be registered under federal or state securities laws when transferred to the Former Owner, must be held indefinitely unless registered or unless an exemption from registration is available, and will bear substantially the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS THE TRANSACTION IS REGISTERED OR UNLESS THE ISSUER IS FURNISHED A


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                  SATISFACTORY  OPINION  OF  COUNSEL  THAT  REGISTRATION  IS NOT
                  REQUIRED.

                  (2) No  Obligation.  A&W has no  obligation  to  register  A&W
         common  stock,  comply  with  any  exemptions  from  registration,   or
         repurchase A&W common stock at any time.

                  8.   Representations   and  Warranties  of  Epitope.   Epitope
represents and warrants to the Former Owners as follows:

                  a. No Conflict. The execution, delivery, and performance of this Agreement by Epitope will not conflict with any undertaking, agreement, decree, order, or judgment by which Epitope is bound.

                  b. Investment Representations.

                  (1) Accredited Investor Status. Epitope is an "accredited investor" for purposes of the Securities Act of 1933, as amended.

                  (2) Access to Information. On account of Epitope's ownership of the common stock of A&W, Epitope has had access to such information regarding A&W as it deems relevant to a decision to enter this Agreement.

                  (3) Experience. Epitope has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in A&W preferred stock and has the ability to bear the economic risk of that investment.

                  (4)  Investment  Intent.  Epitope is acquiring  A&W  preferred stock for Epitope's own account and not on behalf of any other person. Epitope is not acquiring A&W preferred stock with a view to distribution or with the intent to divide Epitope's participation with others by reselling or otherwise distributing A&W preferred stock, other than in a registered offering.

                  c. Nature of Shares. Epitope is aware that:

                  (1) No SEC or State Registration. A&W preferred stock will not be registered under federal or state securities laws when transferred to Epitope, must be held indefinitely unless registered or unless an exemption from registration is available, and will bear substantially the following legend:




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



                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS THE TRANSACTION IS REGISTERED OR UNLESS THE ISSUER IS FURNISHED A SATISFACTORY OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED.

                  (2) No Obligation. A&W has no obligation to register A&W preferred stock or comply with any exemptions from registration.

                  9. Trust and Estate Matters. Trustees represent and warrant that they are the cotrustees of the Fred W. and Virginia S. Andrew 1990 Revocable Living Trust and of the Administration Trust, the Survivors Trust, the Marital Trust, the Residual Trust, and any other trust established under the 1990 Revocable Living Trust Agreement (the "Trust") and are nominated as alternate coexecutors of the will and estate of Fred W. Andrew in the event Virginia S. Andrew shall for any reason fail to qualify or cease to act as executor. Trustees further represent, covenant, and warrant that at the date of death of Fred W. Andrew on April 11, 1997, the Trust was the owner of 208,000 of the Epitope Shares (the "Trust Shares"); that the estate of Fred W. Andrew will not be probated; that no person, association, firm or corporation other than the Trustees has any claim or interest in or to the Trust Shares; that to the best of their knowledge, the assets of the Trust, other than the Trust Shares, are more than sufficient to satisfy all known claims, taxes, and expenses of administration of the decedent's estate and of the Trust; and that the Trustees have full power and authority to transfer the Trust Shares. The representations, covenants, and warranties of this section shall survive Closing.

                  10. Conditions.

                  a. Conditions to Each Party's Obligations. The respective obligation of each Party to effect the Closing shall be subject to the satisfaction of the following condition:

                  (1) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, or Injunction shall have been enacted, entered, promulgated or enforced which prohibits, restricts or makes illegal consummation of the transactions.

                  b. Conditions to Obligations of Epitope. The obligation of Epitope to effect the transactions contemplated by this Agreement is also subject to the satisfaction or waiver by Epitope of all the following conditions:




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



                  (1) Epitope's board of directors shall have approved the terms of this Agreement and authorized Epitope to consummate the transactions contemplated by this Agreement.

                  (2) A&W's articles of incorporation shall have been amended to read as set forth in Exhibit A and A&W's board of directors shall have authorized the issuance of the Class A Preferred Shares and Class B Preferred Shares on the terms set forth in this Agreement.

                  (3) A&W and the Former Owners shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Epitope shall have received a certificate signed on behalf of A&W by an officer of A&W and by each of the Former Owners to such effect.

                  (4) Epitope shall have received a satisfactory opinion of its counsel, Miller, Nash, Wiener, Hager & Carlsen LLP, in form and substance reasonably satisfactory to Epitope, to the effect that the transfer of the A&W Shares as required by Section 1 does not require registration under the Securities Act or applicable state law. Such counsel may rely upon certificates of the Parties and upon the representations and warranties of the Parties in this Agreement and any document or agreement referred to in this Agreement or delivered in connection with the transactions contemplated hereby. The opinion shall not be provided to, and may not be relied upon by, any Party to this Agreement other than Epitope.

                  (5) WFB shall have agreed to continue making advances to A&W on the current terms of the WFB Loan Facility agreements.

                  c. Conditions to Obligations of Former Owners. The obligation of the Former Owners to effect the transactions contemplated by this Agreement is also subject to the satisfaction or waiver by the Former Owners of all the following conditions:

                  (1) Adolph J. Ferro, Ph.D., Gilbert N. Miller, Matthew G. Kramer, and Richard Bestwick, Ph.D. shall have resigned as directors and officers of A&W.

                  (2) Epitope shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Former Owners shall have received a certificate signed on behalf of Epitope by the Chief Executive Officer of Epitope to such effect.

                  11. Management through Closing. So long as A&W and the Former Owners comply with this Agreement, K. Andrew and Williamson, Jr., shall have primary responsibility and authority for day-to-day management of A&W's business and

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affairs from the date of this agreement  through the Closing Date,  subject only to the ultimate direction of A&W's board of directors as required by statute.

                  12.      Covenants.  Through and after Closing:

                  a. The Parties shall continue to cooperate to minimize the costs of the recent recall of A&W frozen strawberries, through the date of the FDA's notice of termination of recall, and shall cooperate in asserting any mutual defenses.

                  b. Epitope and A&W shall not take any action to terminate or reduce the coverage provided to A&W under their respective existing insurance policies, through the end of the current policy year. For the same period, Epitope and A&W shall use their best efforts to assure that no gaps occur in their present coverage, provided that each Party shall be responsible for paying any additional premiums charged to maintain coverage for that Party.

                  c. A&W shall use its best efforts to obtain a working capital credit facility not guaranteed by Epitope to replace the WFB Loan Facility (and any other A&W credit facility guaranteed by Epitope) by November 1, 1998.

                  d. So long as Epitope continues to be a guarantor of any credit facility extended to A&W, A&W shall provide Epitope with full access during normal business hours to its books and records upon reasonable notice, and shall provide Epitope with its unaudited monthly financial statements and any other financial information required to be delivered to WFB or any Replacement Facility Lender, when provided to WFB or the Replacement Facility Lender. The provisions of this section are in addition to any statutory rights Epitope may have as a holder of A&W preferred stock.

                  e. So long as Epitope's guaranty of A&W indebtedness remains outstanding, neither K. Andrew nor Williamson, Jr., shall transfer any A&W shares unless Epitope gives its written consent to the transfer, which shall not be unreasonably withheld.

                  13.  Termination and Amendment.

                  a. Termination. This Agreement may be terminated at any time prior to Closing:

                  (1) By mutual consent of Epitope and the Former Owners in a written instrument.

                  (2) By any Party if the Closing shall not have occurred on or before June 1, 1997, unless the failure of the Closing to occur by such date shall be due to the breach by the Party seeking to terminate this Agreement of any representation, warranty, covenant, or other agreement of such Party set forth herein.

                  (3) By Epitope (provided that Epitope is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Former Owners, which breach is not cured within fifteen (15) days following written notice to the Party committing such breach, or which breach, by its nature, cannot be cured prior to Closing.

                  (4) By the Former Owners (provided that the Former Owners are not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Epitope, which breach is not cured within fifteen (15) days following written notice to Epitope, or which breach, by its nature, cannot be cured prior to Closing.

                  b. Effect of Termination. In the event of termination of this Agreement as provided in Section , this Agreement shall become void and have no effect. Notwithstanding anything to the contrary contained in this Agreement, no Party shall be relieved or released from any liabilities or damages arising out of its intentional or willful breach of any provision of this Agreement.

                  c. Extension; Waiver. At any time prior to Closing, Epitope and the Former Owners, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         14. General Provisions.

                  a. Expenses. Except as otherwise stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense.

                  b. Notices. All notices under this Agreement shall be in writing and shall be deemed given when delivered personally, when sent by fax (with prompt confirmation by mail), four business days after mailed by certified mail (return receipt requested), or one business day after being sent by a recognized overnight courier, to the

Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

                  If to Epitope, or to A&W before Closing, to:

                           8505 S.W. Creekside Place
                           Beaverton, Oregon  97005
                           Facsimile:       (503) 641-8665
                           Attention:       President

                  with copies to:

                           Miller, Nash, Wiener, Hager & Carlsen LLP
                           3500 U. S. Bancorp Tower
                           111 S.W. Fifth Avenue
                           Portland, Oregon  97204
                           Facsimile:       (503) 224-0155
                           Attention:       Erich W. Merrill, Jr., P.C.

                  If to A&W after Closing to:

                           Andrew & Williamson Sales, Co.
                           9940 Marconi Drive
                           San Diego, California  92173
                           Facsimile:       (619) 661-6007
                           Attention:       President

                  with copies to:

                   Klein, Wegis, DeNatale, Goldner & Muir, llp
                                 P.O. Box 11172
                       Bakersfield, California 93389-1172
                            Facsimile: (805) 395-0319
                          Attention: Claude P. Kimball

                           and

                           Huth, Lynett and Scudi
                           5440 Morehouse Drive
                           Suite 4400
                           San Diego, California  92121-1798
                           Facsimile:  (619) 558-1122
                           Attention:  Morgan J. C. Scudi

                  If to a Former Owner, to the address set forth in the records of A&W.

                  c. Interpretation. When a reference is made in this Agreement to Sections, Exhibits, or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require any person to take any action that would violate any applicable law, rule, or regulation.

                  d. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Facsimile transmission of a signed original shall have the same effect as delivery of the original.

                  e. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof other than the agreements specifically referred to herein.

                  f. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  g. Assignment. Neither this Agreement nor any of the rights, interests, or obligations shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.

                  h. Attorney Fees. In the event any Party shall seek construction or enforcement of any covenant, warranty, indemnity, or other term or provision of this Agreement, the Party that prevails in such construction or enforcement proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the arbitrator or court (including any appellate court).

                  i. Governing Law. This Agreement shall be governed and interpreted pursuant to the law of the State of California, and the Parties consent to the jurisdiction of California courts for any action brought concerning this Agreement whether for declaratory judgment, breach of contract, damages, or otherwise.

                  The Parties have executed this Agreement as of the 4th day of May, 1997.

                              EPITOPE, INC.


                              By
                              Title:


                              ANDREW AND WILLIAMSON SALES, CO.


                              By
                              Title:



                              Kevin S. Andrew, as cotrustee under the Trust



                              Keith R. Andrew, individually and as cotrustee under the Trust



                              Fred L. Williamson



                              Fred M. Williamson

                  The undersigned spouses of the Former Owners hereby consent and agree to the terms of this Agreement.



                              Virginia S. Andrew, individually and as
                              prospective executor of the estate of Fred W.
                              Andrew



                              Lisa B. Andrew



                              Judith M. Williamson



                              Stephanie Williamson

                                    Exhibit A

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        ANDREW AND WILLIAMSON SALES, CO.


                  1. Name. The name of this corporation is ANDREW AND WILLIAMSON SALES, CO.

                  2. Purpose. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                  3. Authorized Capital Stock. This corporation is authorized to issue two classes of stock, 100,000 shares of Common Stock and 200 shares of Preferred Stock. The Preferred Stock shall consist of 100 shares of Class A Preferred Stock and 100 shares of Class B Preferred Stock.

                           (a)  Common  Stock.   Holders  of  Common  Stock  are
entitled to one vote per share on all matters submitted to a vote of shareholders. No dividends shall be declared or paid on shares of Common Stock unless all obligations to pay dividends on Preferred Stock are satisfied. On dissolution of this corporation, after payment of all amounts that the holders of Preferred Stock are entitled to receive, the holders of Common Stock may receive, pro rata, any remaining assets of the corporation.

                           (b)  Preferred  Stock.  The  Board  of  Directors  is
authorized, subject to limitations prescribed by the California General Corporation Law, to provide for the issuance of shares of Preferred Stock in two series of 100 shares each and to determine the relative rights, preferences, and limitations of the shares of each series. Holders of Preferred Stock shall be entitled to receive such dividends as shall be lawfully declared by this corporation's board of directors.

                  4. Limitation of Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permitted under California law.

                                    Exhibit B

                  RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS
                               OF PREFERRED STOCK

                  Class A Preferred Stock and Class B Preferred Stock shall have the following relative rights, privileges and limitations:

                  1. Dividend Preference. No dividends shall be declared or paid on shares of Common Stock unless a dividend of at least the aggregate amount indicated below is declared and paid simultaneously on shares of Preferred
Stock:

           Class of Stock                     Aggregate Dividend

           Class A Preferred Stock            33.3 percent of aggregate dividend
                                              declared and paid on Common
                                              Stock

           Class B Preferred Stock            66.7 percent of aggregate dividend
                                              declared and paid on Common
                                              Stock

                  2.  Voting  Rights.   Except  as  otherwise  required  by  the
California General Corporation Law, the Preferred Stock shall not be entitled to vote on any matter submitted to a vote of the shareholders.

                  3. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, including any sale of substantially all assets of the corporation, each holder of shares of Preferred Stock shall be entitled to receive cash or other value out of the assets of the corporation equal to the liquidation value of their shares. If the assets of the corporation are insufficient to pay such amount in full, then the corporation shall distribute all its assets, pro rata in proportion to the liquidation value to which the shares are entitled, to holders of the Preferred Stock.

                  4.  Liquidation Value.

                            (a) Class A Preferred Stock.  The liquidation  value
of each share of Class A Preferred Stock shall be $22,000.

                            (b) Class B Preferred Stock.  The liquidation  value
of each share of Class B Preferred Stock shall be $35,000.

                  5. Redemption at Corporation's Option. The corporation, at the option of the Board of Directors, may at any time redeem all or any part of the outstanding Preferred Stock by paying the redemption value for each share to be redeemed. In the case of a redemption of only a portion of the outstanding Preferred Stock, the corporation shall designate the shares to be redeemed. In the case of either a complete or partial redemption, at least 30 days prior written notice shall be given to the holders of record of the Preferred Stock to be redeemed, such notice to be addressed to each shareholder at the address appearing for that shareholder in the corporation's records or at the address given to the corporation by such shareholder for the purpose of notice. Such notice shall state the date fixed for redemption and the total value of shares to be redeemed and shall designate the place for surrender of such holder's certificate or certificates representing the shares to be redeemed.
On or after the date fixed for redemption in such notice, the holder of each share of Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption value of the shares surrendered. If less than all the shares represented by any surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  6. Mandatory Redemption of Class A Preferred Stock. If less than all the outstanding shares of Class A Preferred Stock have been redeemed at the corporation's option as of April 15, 2000, the corporation shall redeem any outstanding shares of Class A Preferred Stock by annual redemption of shares of Class A Preferred Stock with an aggregate value of $440,000, beginning with an initial redemption on April 15, 2000, and continuing annually until all outstanding shares of Class A Preferred Stock have been redeemed. Such redemption shall otherwise be made in accordance with the provisions of Section 5 above applicable to the redemption of shares of Preferred Stock at the corporation's option.

                  7.  Redemption Value.

                            (a) Class A Preferred Stock. The redemption value of
each share of Class A Preferred Stock shall be its liquidation value, $22,000.

                            (b) Class B Preferred Stock. The redemption value of
each share of Class B Preferred Stock shall be $28,000 until April 15, 2002. After April 15, 2002, the redemption value for each share of Class B Preferred Stock shall be $31,500.

                  8. Effect. If the corporation deposits funds equal to the aggregate redemption value of the Preferred Stock to be redeemed into a separate bank account solely for the benefit of holders of Preferred Stock to be redeemed and not subject to claims of other creditors, then the Preferred Stock called for redemption shall represent only the right to receive the redemption value on and after the date fixed for redemption. Otherwise, the holders of the Preferred Stock called for redemption shall continue to have all rights as shareholders of such shares until such shares are surrendered for redemption and the full redemption value has been paid.